UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
June 27, 2011
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)
18111 Von Karman, Suite 700
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Officer Equity Compensation under the Company’s 2011 Compensation Program
     On June 1, 2011, Quality Systems, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing that the Company’s Compensation Committee approved cash and equity bonus determinations under the Company’s 2011 Compensation Program (the “Program”) for the fiscal year ended March 31, 2011.
     The purpose of this filing is to amend the prior filing to revise and restate the disclosure of the equity bonus amount payable to Pat Cline, the President and a named executive officer of the Company, under the terms of the Program. The Company detected an inadvertent error in its calculation of the equity bonus amount payable to Mr. Cline and the correct calculation results in Mr. Cline receiving an additional 10,086 options to purchase the common stock of the Company.
     The bonus determinations under the Program for the Company’s chief executive officer, chief financial officer and named executive officers, as amended to reflect the revisions to Mr. Cline’s equity bonus amount, are described in Exhibit 10.2 to this Form 8-K/A which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.2	Cash and Equity Bonus Determinations under 2011 Compensation Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 29, 2011

QUALITY SYSTEMS, INC.
By:	/s/ James J. Sullivan
James J. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.2	Cash and Equity Bonus Determinations under 2011 Compensation Program.